EXHIBIT 99

PepsiAmericas Buys Ardea Beverage Co.

Functional beverage line provides portfolio expansion

MINNEAPOLIS – Jan. 23, 2006 – PepsiAmericas, Inc. (NYSE: PAS) announced today it has purchased Ardea Beverage Co., maker of airforce Nutrisoda.  PepsiAmericas will collaborate with Pepsi-Cola North America to market airforce Nutrisoda in select PepsiAmericas markets with the possibility for future expansion.

Ardea, based in Hopkins, Minn., sells a portfolio of nutritionally enhanced, low calorie, carbonated beverages.  The slender eight-ounce cans of airforce Nutrisoda are sold in a wide range of distribution outlets catering to on-the-go consumers.

“The Nutrisoda brand complements our growing portfolio of healthier beverages, providing a unique and fashionable beverage alternative,” said Robert C. Pohlad, chairman and chief executive officer of PepsiAmericas.  “Nutrisoda has tremendous potential in the fast-growing functional beverage category, and it supports our strategy to bring customers relevant and exciting products that fit consumers’ lifestyles.”

Nutrisoda, which launched in 2003, targets on-the-go consumers who are nutritionally aware.  Each of the seven products within the portfolio contains vitamins and minerals formulated to achieve a specific benefit.  The products have few or no carbs, sugar, sodium or calories, appealing to health-conscious consumers.  Brand offerings include Immune in tangerine and lime flavor, Radiant in pomegranate and black berry, Calm in wild berry and citron, Focus in mango and peach, Flex in black cherry and apple, Energize in mandarin and mint, and Slender in pink grapefruit and guava.

While small, the airforce Nutrisoda brand is resonating with consumers.

“More than 20 million U.S. consumers describe themselves as physically active and nutritionally aware,” said Joe Heron, founder of Ardea and the airforce Nutrisoda brand.  “They want to look and feel their best.  Whether the goal is to energize or to boost immune systems, Nutrisoda provides intelligent solutions.

“We knew we had the right product, but access to a strong selling system was critical to the long-term success of Nutrisoda,” explained Heron.  “With PepsiAmericas’ strong customer relationships, infrastructure, and quality of management, we are excited about the possibilities for Nutrisoda.”

Ardea will become a wholly owned subsidiary of PepsiAmericas.  Terms of the transaction were not disclosed.

About PepsiAmericas

PepsiAmericas is the second largest Pepsi bottler with operations in the U.S., Central Europe, and the Caribbean.  PepsiAmericas manufactures, distributes and markets a broad portfolio of Pepsi-Cola, and other national and regional brands.  Additional information on PepsiAmericas is available at www.pepsiamericas.com.

Cautionary Statement

This release contains forward-looking statements of expected future developments, including expectations regarding the benefits of the purchase of Ardea Beverage Co. and other matters.  These forward-looking statements reflect management’s expectations and are based on currently available data; however, actual results are subject to risks and uncertainties, which could materially affect actual performance.  Risks and uncertainties that could affect our future performance include, but are not limited to, the following: competition, including product and pricing pressures; changing trends in consumer tastes; changes in our relationship and/or support programs with PepsiCo and other brand owners; market acceptance of new product and package offerings; weather conditions; cost and availability of raw materials; changing legislation; outcomes of environmental claims and litigation; availability of capital including changes in our debt ratings; labor and employee benefit costs; and unforeseen economic and political changes. Any forward-looking statements should be read in conjunction with information about risks and uncertainties set forth in our Securities and Exchange Commission reports, including our Annual Report on Form 10-K for the year ended January 1, 2005.

The statements in this press release have not been evaluated by the Food and Drug Administration.  These products are not intended to diagnose, treat, cure or prevent any disease.

PepsiAmericas Contacts

Media:
Mary Viola, +1 847-598-2870

mary.viola@pepsiamericas.com

Investor Relations:
Sara Zawoyski, +1 612-661-3830
sara.zawoyski@pepsiamericas.com